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                                                                 EXHIBIT 10.4(a)

                              CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into effective as of December 28, 2001, by and between AspenBio, Inc., a Colorado corporation (the "Company") and Cambridge Holdings, Ltd., a Colorado corporation ("Consultant").

        RECITALS. The Company and Consultant have entered into that certain Securities Purchase Agreement of even date hereof (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Purchase Agreement. The Company is desirous of considering joint venture and other strategic arrangements and of becoming a reporting company under the provisions of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company would like to file a registration statement with the SEC as soon as possible, to register for resale shares held by certain of the Company's shareholders and to distribute to the Consultant's shareholders the Company's shares acquired by the Consultant pursuant to the Purchase Agreement. The parties hereto desire that Consultant act as a consultant for the Company and provide advice and counsel to the Company pursuant to the terms and conditions hereof. In consideration of these recitals which are hereby incorporated herein, of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. CONSULTING PERIOD. The term of Consultant's engagement under this Agreement shall begin on the date hereof and shall continue until September 30, 2002, unless (i) the Company earlier becomes a reporting company under the provisions of Exchange Act at which point this Agreement shall terminate; or
(ii) this Agreement is sooner terminated in accordance with the terms hereof or by the mutual agreement of the parties hereto (the "Consulting Period").

        2. COMPENSATION.

                (a) As the sole consideration for the services to be provided hereunder, the Company agrees to deliver to Consultant or to Consultant's designees as set forth on Schedule 2(a) to this Agreement, the Warrants described in the Purchase Agreement.

                (b) The Company shall reimburse Consultant solely for the reasonable and necessary legal expenses and fees incurred by the Consultant in the performance of Consultant's duties under Section 4(a) herein up to a maximum of $100,000.

        3. TERMINATION. The Company may terminate the Consulting Period and this Agreement at any time upon five (5) days prior written notice to Consultant for any of the following reasons: (a) the failure of the Company to become a reporting company under the provisions of the Exchange Act by September 30, 2002; (b) Consultant's willful failure or refusal to perform adequately the duties as required by this Agreement after notice and an opportunity to cure;
(c) Consultant's appropriation (or attempted appropriation) of a business opportunity of the Company; (d) any actions undertaken in competition with, or for the purpose of aiding a competitor of the Company; or (e) any other material breach of any material covenant of this Agreement by Consultant. In the event that the Company fails to become a reporting company under the provisions of the Exchange Act by September 30, 2002, the Consultant shall automatically forfeit the 330,000 Warrants. In the event of termination by the Consultant or by the Company for any reason other than the failure of the Company to become a reporting company under the provisions of the Exchange Act by September 30, 2002, in the absence of a material breach by the Company, the Consultant shall forfeit 330,000 Warrants delivered by the Company to the Consultant

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pursuant to the Purchase Agreement. In the event of termination, the sole remedy of the Company for breach of this Agreement shall be the Consultant's forfeiture of the 330,000 Warrants.

        4. DUTIES. Consultant shall report to the President of the Company. During the Consulting Period, Consultant shall:

                (a) use its best efforts to assist the Company in the Company's efforts to become a reporting company under the provisions of the Exchange Act by September 30, 2002;

                (b) introduce and promote the Company to potential joint venture and strategic alliance partners; and

                (c) assist Company with introductions and presentations to brokerage firms and prospective market makers.

        5. INDEPENDENT CONTRACTOR. Consultant acknowledges that Consultant is an independent contractor and not an employee of the Company. The Consultant shall be responsible for the payment of any taxes, including, without limitation, federal, state, and local personal and business income taxes, sales and use taxes, other business taxes and licenses fees arising out if its activities. Consultant is not in any way responsible for the operation or management of the Company or any of its affiliates.

        6. COOPERATION. The Company agrees to use its reasonable best efforts to ensure that all of the Company's employees cooperate with Consultant to enable Consultant to perform its duties hereunder.

        7. CONFIDENTIALITY. As a condition precedent to this Agreement, Consultant acknowledges that it will execute and be bound by the terms of that certain Confidentiality Agreement set forth as Exhibit G to the Purchase Agreement.

        8. NONCOMPETITION COVENANT Consultant agrees that Consultant will not, during the Consulting Period, and for a period of one (1) year after the termination of such Consulting Period, regardless of the reason for termination, in the United States of America (the "Restricted Area"), directly or indirectly, engage in any business that is similar to or competitive with the business of the Company, as now conducted or as conducted at any time during the Consulting Period. Competition within the Restricted Area will include working within the Restricted Area and making any offer or sale of any product competitive with products offered by the Company to any customer located within the Restricted Area, even though the business of producing, processing, shipping, or marketing such products may be located outside the Restricted Area. For purposes of this Agreement, direct or indirect competition will include but not be limited to competition as a sole proprietor, partner, corporate officer, director, manager, member, shareholder, employee, consultant, agent, independent contractor, trustee, guarantor, advisor, lender, or in any other capacity whatsoever pursuant to which Consultant holds any beneficial interest in a competitor, derives any income or other benefit from a competitor, or provides any service, advice, support (financial or otherwise), or assistance of any type whatsoever to a competitor.

        9. MISCELLANEOUS.

                a. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by and on behalf of both of the parties hereto.

                b. ATTORNEYS' FEES. If any party shall commence any action or proceeding against another that arises out of the provisions hereof or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover from the


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nonprevailing party (and the court shall award to the prevailing party) all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

                c. EQUITABLE RELIEF. Consultant acknowledges that Consultant and/or its affiliates will be irreparably harmed by any breach of Section 8, that monetary damages would be inadequate and that Consultant and/or its affiliates shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. The Consultant agrees that Consultant and/or its affiliates shall also be entitled to any and all other relief available under law or equity for such breach.

                d. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

                e. GOVERNING LAW; VENUE. This Agreement shall be construed, enforced, and interpreted in accordance with the laws of the state of Colorado (without regard to its conflicts of laws doctrines). In the event of any dispute arising out of this Agreement, the parties hereto consent to the exclusive jurisdiction of any court of competent jurisdiction in the Denver, Colorado metropolitan area, and submit to the jurisdiction of such court regardless of their residence.

                f. SEVERABILITY. In the event that any provision of this Agreement is held to be invalid, illegal, prohibited or unenforceable by any court or other authority of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality, or invalidity, without invalidating or affecting in any manner the remainder of such provision or the remaining terms or provisions of this Agreement.

                g. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns. The duties, covenants and services to be provided by Consultant hereunder are personal in nature and shall be provided exclusively by Consultant, without assignment or delegation. The Company may not assign this Agreement without the prior written consent of Consultant.


                           [SIGNATURE PAGE TO FOLLOW]



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        IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the day and year first above written.

CONSULTANT:                                 COMPANY:

CAMBRIDGE HOLDINGS, LTD.,                   ASPENBIO, INC.,
a Colorado corporation                      a Colorado corporation


By:                                         By:
   ---------------------------------           ---------------------------------
        Greg Pusey, President                       Roger Hurst, President



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                                  SCHEDULE 2(a)

                               PERMITTED DESIGNEES

Greg Pusey
Tom Weinberger
Jeff McGonegal
John Altshuler
Scott Menefee
Robert Bearman






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